UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 4, 2011, the Compensation and Corporate Governance Committee of the Board of Directors of Westell Technologies, Inc. (the “Company”) granted restricted stock units (the “RSU Grant”) to each of Mr. Richard S. Gilbert (Chairman, President and CEO of the Company) and Mr. Brian S. Cooper (Senior Vice President, CFO, Treasurer and Secretary of the Company). Mr. Gilbert was awarded 300,000 restricted stock units and Mr. Cooper was awarded 100,000 restricted stock units. Twenty-five percent of the RSU Grant will vest on April 4, 2012, 25% will vest on April 4, 2013, 25% will vest on April 4, 2014 and the remaining 25% will vest on April 4, 2015. Upon vesting, the RSU Grant converts into shares of Class A Common Stock of the Company on a one-for-one basis.

A copy of the form of award relating to the RSU Grant is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: April 6, 2011	By:	/s/ Brian S. Cooper
Brian S. Cooper
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement

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